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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sanchez Energy Corporation:

        We consent to the use of our reports dated February 28, 2018, with respect to the consolidated balance sheets of Sanchez Energy Corporation as of December 31, 2017 and 2016 and the related consolidated statement of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the "consolidated financial statements") and the effectiveness of internal control over financial reporting as of December 31, 2017, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

        Our report refers to a change in the method of accounting for oil and gas exploration and development activities from full-cost method of accounting to the successful-efforts method of accounting.

/s/ KPMG LLP
Houston, Texas
August 30, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm